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                                                                   Exhibit 23(d)



                   CONSENT OF INDEPENDENT PETROLEUM CONSULTANT
                   -------------------------------------------

         We hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185 ) for the fiscal year ended December 31, 2000, of our independent oil and gas reserve reports dated March 19, 2001, for the year ended December 31,2000. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                    WRIGHT & COMPANY, INC.


                                    By: /s/ D. Randall Wright
                                        ---------------------
                                         President




Brentwood, Tennessee
April 16, 2001